     As filed with the Securities and Exchange Commission on April 9, 1999
                                                     Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                       Under the Securities Act of 1933

                                --------------

                                MOTOROLA, INC.
            (Exact name of Registrant as specified in its charter)

                                --------------

               Delaware                              36-1115800
    (State or other jurisdiction of     (I.R.S. Employer Identification No.)
            incorporation)

                                --------------

                           1303 East Algonquin Road
                          Schaumburg, Illinois 60196
                                (847) 576-5000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                --------------

                                With a copy to:
           Carl F. Koenemann                      Jeffrey A. Brown
       Executive Vice President                    Senior Counsel
      and Chief Financial Officer             1303 East Algonquin Road
       1303 East Algonquin Road              Schaumburg, Illinois 60196
      Schaumburg, Illinois 60196                   (847) 576-5014
            (847) 576-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                --------------
   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                                     Proposed
                                     Amount          Maximum        Amount of
    Title of Each Class of           to be      Aggregate Offering Registration
Securities to Be Registered (1)  Registered (2)     Price (2)        Fee (3)
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
Debt Securities, Common Stock,
 par value $3 per share, Debt
 Securities Warrants and Common
 Stock Warrants................  $1,000,000,000   $1,000,000,000     $278,000
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
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(1) Includes Debt Securities that may be issued upon exercise of Debt Security
    Warrants and shares of Common Stock that may be issued upon exercise of Common Stock Warrants or upon conversion of Debt Securities. Also includes preferred stock purchase rights relating to shares of Common Stock and securities issuable upon conversion of convertible securities for no separate consideration. Prior to the occurrence of certain events, the preferred stock purchase rights will not be evidenced separately from the Common Stock.
(2) Or the equivalent thereof in one or more foreign currencies or composite currencies, including the Euro. If any Debt Securities or Debt Securities Warrants are issued at an original issue discount, such greater amount as shall result in net proceeds to the Registrant of $1,000,000,000.
(3) The registration fee has been calculated pursuant to Rule 457(o) and reflects the offering price rather than the principal amount, of any Debt Securities issued at a discount.
                                --------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this preliminary prospectus is not complete and may be + +changed. We cannot sell these securities until the registration statement +
+covering them has been declared effective by the SEC. This preliminary        +
+prospectus is not an offer to sell these securities and we are not soliciting + +offers to buy these securities in any state where the offer or sale is not +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED APRIL 9, 1999

PROSPECTUS

                                 $1,000,000,000


                   Debt Securities and Debt Securities Warrants
                      Common Stock and Common Stock Warrants

                                  -----------

  We may use this prospectus to offer and sell securities from time to time. The types of securities we may sell include:

  . unsecured senior debt
    securities               . common stock


  . unsecured subordinated   . warrants to purchase common stock
    debt securities


                             . units consisting of any combination of these
  . warrants to purchase debt  securities
    securities

  We will provide the specific terms of these securities in supplements to this prospectus prepared in connection with each offering. These terms may include:

  In the case of
  any securities:

                    In the case of
  . offering price  debt securities:    In the case of warrants:



  . size of         . interest rate     . the types of securities that may be
    offering                              acquired upon exercise


                    . maturity


  . underwriting                        . expiration date
    discounts       . ranking



                                        . exercise price
  . denomination or . whether they
    currency (other   may be redeemed
    than with         prior to
    respect to        maturity
    common stock)

                                        . conditions to exercisability

                    . whether they
                      are convertible
                      into common
                      stock

  The securities offered will contain other significant terms and conditions. Please read this prospectus and the applicable prospectus supplement carefully before you invest.

                                  -----------

  These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have they determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                  -----------

                The date of this prospectus is          , 1999.

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we may sell:

  .  unsecured senior debt securities

                                          .  common stock

  .  unsecured subordinated debt
     securities

                                          .  warrants to purchase common stock

  .  warrants to purchase debt securities .  units consisting of any combination of these securities

in one or more offerings up to an aggregate initial public offering price of $1,000,000,000 or amounts equivalent to $1,000,000,000 in one or more foreign currencies, including the Euro. This prospectus provides you with a general description of those securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information."

   The registration statement that contains this prospectus (including the exhibits) contains additional important information about Motorola, Inc. and the securities offered under this prospectus. Specifically, we have filed certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. That registration statement and the other reports can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

   We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus:

  . The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

  . The description of the Common Stock included in the Registration Statement on Form 8-B dated
     July 2, 1973, including any amendments or reports filed for the purpose of updating such description.

  . The description of the Company's Preferred Stock Purchase Rights included in the Registration Statement on Form 8-A dated November 5, 1998, as amended.

   You may request a copy of these filings (other than exhibits, unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

                                A. Peter Lawson
                           Secretary, Motorola, Inc.
                           1303 East Algonquin Road
                          Schaumburg, Illinois 60196
                          Telephone: (847) 576-5000.

   You should rely only on the information contained or incorporated by reference in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

                                  THE COMPANY

   Motorola is a global leader in providing integrated communications solutions and embedded electronic solutions. These include:

  . Software-enhanced wireless telephone, two-way radio, messaging and satellite communications products and systems, as well as networking and Internet-access products, for consumers, network operators, and commercial, government and industrial customers.

  . Embedded semiconductor solutions for customers in the consumer, networking and computing, transportation, and wireless communications markets.

  . Embedded electronic systems for automotive, communications, imaging, manufacturing systems, computer and consumer markets.

   Motorola is a corporation organized under the laws of the State of Delaware as the successor to an Illinois corporation organized in 1928. Motorola's principal executive offices are located at 1303 East Algonquin Road, Schaumburg, Illinois 60196 (telephone number (847) 576-5000).

                                USE OF PROCEEDS

   Unless the applicable prospectus supplement provides otherwise, the Company will use the net proceeds from the sale of the offered securities for general corporate purposes.

                      RATIOS OF EARNINGS TO FIXED CHARGES

   The following are the unaudited consolidated ratios of earnings to fixed charges for each of the years in the five-year period ended December 31, 1998:

                                                     Year Ended December 31,
                                                     ---------------------------
                                                     1998    1997 1996 1995 1994
                                                     ----    ---- ---- ---- ----
Ratio of earnings to fixed charges.................. -- (a)  6.4  6.1  11.6 9.8

--------
(a) Earnings were inadequate to cover fixed charges by $1.4 billion.

   For purposes of computing the ratios of earnings to fixed charges, we have divided income before income tax expense plus fixed charges by fixed charges. Fixed charges consist of interest costs and estimated interest included in rentals (one-third of net rental expense).

                         DESCRIPTION OF DEBT SECURITIES

   The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply will be described in the applicable prospectus supplement.

   The debt securities will be either senior debt securities or subordinated debt securities. The "Senior Securities" will be issued under the "Senior Indenture" dated May 1, 1995 between the Company and Harris Trust and Savings Bank ("Harris"), as trustee (or any successor trustee). The "Subordinated Securities" will be issued under a "Subordinated Indenture" between the Company and the trustee named therein (or any successor trustee). The Senior Indenture and the Subordinated Indenture are collectively referred to in this prospectus as the "Indentures," and each of the trustee under the Senior Indenture and the trustee under the Subordinated Indenture are referred to in this prospectus as a "Trustee." The Indentures are included as exhibits to the registration statement and the following description is qualified in its entirety by reference to the provisions of the Indentures and the applicable prospectus supplement. You should read these documents carefully to fully understand the terms of the debt securities.

   The numerical references in parentheses below are to sections of the Indentures. Unless otherwise indicated, capitalized terms used in the following summary that are defined in the Indentures have the meanings used in the Indentures. As used in this "Description of Debt Securities," the "Company" refers to Motorola, Inc. and does not, unless the context otherwise indicates, include its subsidiaries.

General

   The Senior Securities are unsubordinated obligations of the Company. They will be unsecured and will rank equally with each other and all of our other senior and unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. (Section 301 of the Senior Indenture.) Each applicable prospectus supplement will set forth, as of the most recent practicable date, the aggregate amount of outstanding debt that would rank junior to the Senior Securities. The Subordinated Securities are subordinated in right of payment to the prior payment in full of the Senior Indebtedness of the Company. See "-- Subordinated Indenture Provisions" below. The Subordinated Securities will be unsecured and will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. (Section 301 of the Subordinated Indenture.) Each applicable prospectus supplement will set forth, as of the most recent practicable date, the aggregate amount of outstanding debt that would rank senior to the Subordinated Securities. The Indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder and provide that debt securities may be issued thereunder from time to time in one or more series.

 Terms

   We will prepare a prospectus supplement for each series of debt securities that we issue. Each prospectus supplement will set forth the applicable terms of the debt securities to which it relates, which may include the following:

  .  the title of the securities;

  .  any limit on the aggregate principal amount of the securities;

  .  the maturity;

  .  the interest rate and the date from which interest will accrue;

  . the interest payment dates and the record dates for payment of interest, or the discount to face value and accretion rate in the case of debt securities issued at a substantial discount to the principal amount;

  .  the price and date of any optional redemption by the Company;

  . the obligation, if any, of the Company to redeem the offered securities and any requirement to maintain a "sinking fund" to support such obligation;

  . the currency or currencies in which the Company will pay principal or interest;

  .  any conversion features; and

  . whether the defeasance or covenant defeasance provisions of the applicable Indenture apply.

   The Company can also establish any other terms and conditions of the debt securities to the extent they do not conflict with the terms of the Indentures. (Section 301 of each Indenture.) Therefore, you must read the applicable Indenture and prospectus supplement carefully to understand the terms of any series of debt securities.

 Effective Subordination

   The debt securities will be obligations exclusively of the Company. Since the Company's operations are partially conducted through subsidiaries, primarily overseas, the Company's cash flow and therefore its ability to service debt, including the debt securities offered by the applicable prospectus supplement, are partially dependent upon the earnings of its subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by those subsidiaries to, the Company. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due pursuant to the debt securities or to make any funds available to the Company to repay its obligations, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to the Company by its subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

   Any right of the Company to receive assets of any of its subsidiaries upon their liquidation or reorganization and therefore the right of the holders of the debt securities to participate in those assets will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors.

 No Limitations on Other Debt

   The general provisions of the Indentures do not contain any provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving the Company. However, the Indentures do restrict the Company and its domestic subsidiaries from granting certain security interests on certain of their property or assets unless the debt securities are equally secured. See "--Restrictive Covenants" below.

 Open-Ended Indenture

   The Indentures are "open-ended," meaning the Company may issue a number of different series of debt securities, with different terms and conditions, under each of the Indentures. (Section 301 of each Indenture.) There is no limit on the amount of debt securities the Company can issue under either Indenture, and the Company has already issued a significant amount of debt securities under the Senior Indenture.

Defeasance and Covenant Defeasance

   Under the Indentures, the Company has the ability to take certain steps to effect a "defeasance" or a "covenant defeasance." A "defeasance" allows the Company to be discharged from any and all obligations in respect of a series of debt securities (except for certain obligations to register the transfer or exchange of such debt securities, to replace temporary, destroyed, stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust). A "covenant defeasance" allows the Company to stop complying with certain restrictive covenants relating to:

  .  consolidation, merger, conveyance, transfer or lease;

  .  maintenance of the Company's existence and properties;

  .  payment of taxes and other claims; and

  .  restrictions on secured debt and sale and leaseback transactions.

   A "covenant defeasance" also causes certain events specified in the Indentures to no longer be deemed an Event of Default under the Indentures.

   To effect a "defeasance" or a "covenant defeasance," the Company must deposit with the applicable Trustee an amount of money or U.S. government securities that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of (and premium, if any) and each installment of interest, if any, on the debt securities of such series at the time such payments are due. The Company will remain liable for any shortfall between the amount deposited with the Trustee and the amount due holders of debt securities upon any acceleration of payment.

   The Company may only effect a "defeasance" or a "covenant defeasance" if it has provided a legal opinion that such action will not cause holders of such debt securities to recognize income, gain or loss for federal income tax purposes as a result and that holders will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. Such opinion, in the case of a "defeasance," must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the applicable Indenture.

   The applicable prospectus supplement may further describe the provisions, if any, regarding defeasance or covenant defeasance with respect to the debt securities of a particular series. (Article Fifteen of each Indenture.)

Restrictive Covenants

 Restrictions on Secured Debt

   If the Company or any Domestic Subsidiary incurs or guarantees any Debt secured by a Mortgage on any Principal Property or on any shares of stock or Debt of any Domestic Subsidiary, the Company must secure the debt securities of each series equally and ratably with (or prior to) such secured Debt, unless, after giving effect to such transaction, the aggregate amount of all such Debt so secured, together with all Attributable Debt in respect of sale and leaseback transactions involving Principal Properties (see "--Restrictions on Sales and Leasebacks" below), would not exceed 5% of the Consolidated Net Tangible Assets of the Company and its consolidated subsidiaries.

   This restriction does not apply to, and there will be excluded from secured Debt in any computation under such restriction, Debt secured by:

     (a) Mortgages on property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Domestic Subsidiary or at the time it is merged into or consolidated with the Company or a Domestic Subsidiary;

     (b) Mortgages in favor of the Company or a Domestic Subsidiary;

     (c) Mortgages in favor of governmental bodies to secure progress or advance payments;

     (d) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation);

     (e) purchase money Mortgages and Mortgages to secure the construction cost of property; and

     (f) any extension, renewal or refunding of any Mortgage referred to in clauses (a) through (e), above.

 Restrictions on Sales and Leasebacks

   Neither the Company nor any Domestic Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, completion of construction and commencement of full operation of which has occurred more than 180 days prior thereto, unless (a) the Company or such Domestic Subsidiary could mortgage such property as provided for above under "-- Restrictive Covenants--Restrictions on Secured Debt" in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities of each series or (b) the Company, within 120 days, applies to the retirement of its Funded Debt an amount not less than the greater of (i) the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so leased (subject to credits for certain voluntary retirements of Funded Debt). This restriction will not apply to any sale and leaseback transaction (a) between the Company and a Domestic Subsidiary or between Domestic Subsidiaries or (b) involving the taking back of a lease for a period, including renewals, of three years or less. (Section 1011 of each Indenture.)

 Certain Definitions

   The following are certain key definitions used in the descriptions above of restrictions on secured debt and sales and leasebacks contained in the Indentures. These and other definitions are contained in the Indentures. You should read the applicable Indenture to understand these restrictions fully.

   "Attributable Debt" means the total net amount of rent required to be paid during the remaining term of any lease, discounted at the rate per annum borne by the Senior Securities of each series, compounded annually.

   "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any constituting Funded Debt by reason of their being renewable or extendable) and (b) goodwill and other intangibles. (Section 1010 of each Indenture.)

   "Domestic Subsidiary" means a Subsidiary of the Company except a Subsidiary of the Company which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States, or which is engaged primarily in financing the operations of the Company or its Subsidiaries, or both, outside the United States.

   "Principal Property" includes any single parcel of real estate, any manufacturing plant or warehouse owned or leased by the Company or any Domestic Subsidiary which is located within the United States and the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any manufacturing plant or warehouse or a portion thereof (a) which is a pollution control or other facility financed by obligations issued by a state or local government unit or (b) which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its subsidiaries as an entirety.

   "Subsidiary of the Company" means a corporation, a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company and/or one or more Subsidiaries of the Company.

Events of Default

   The following are Events of Default under the Indentures with respect to any debt securities:

  . failure to pay principal of (or premium, if any) on any debt security of that series when due;

  . failure to pay any installment of interest on any debt security of that series when due, continued for 30 days;

  . failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

  . failure to perform any other covenant of the Company in the applicable Indenture (other than a covenant included in the applicable Indenture solely for the benefit of any series of debt securities other than that series), continued for 60 days after written notice as provided in the applicable Indenture;

  .  certain events in bankruptcy, insolvency or reorganization; and

  . any other Event of Default provided with respect to debt securities of that series. (Section 501 of each Indenture.)

   If an Event of Default with respect to the outstanding debt securities of any series occurs and continues either the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately; provided that in the case of certain events of bankruptcy, insolvency or reorganization, such principal amount (or portion thereof) will automatically become due and payable. However, at any time after an acceleration with respect to debt securities of any series has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502 of each Indenture.) For information as to waiver of defaults, see "--Modification and Waiver." You must read the applicable prospectus supplement for a description of the acceleration provisions of any debt securities issued as original issue discount or indexed securities.

   Subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee reasonable security or indemnity. (Section 603 of each Indenture.) Subject to such indemnification and certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of that series. (Section 512 of the Senior Indenture and Section 505 of the Subordinated Indenture.)

   The Company will be required to furnish to the Trustee an annual statement as to the performance by the Company of certain of its obligations under the applicable Indenture and as to any default in such performance. (Section 1006 of each Indenture.)

Modification and Waiver

   Modifications and amendments of each Indenture may be made by the Company and the Trustee with the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

  . change the stated maturity date of the principal of, or any installment of principal of or interest on, any debt security;

  . reduce the principal amount of (or premium, if any) or interest, if any, on, any debt security;

  . reduce the amount of principal of any original issue discount debt security payable upon acceleration of the maturity thereof;

  . change the place or currency of payment of principal of (or premium, if any) or interest, if any, on, any debt security;

  . impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

  . reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults. (Section 902 of each Indenture.)

   The holders of a majority of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the applicable Indenture. (Section 1012 of each Indenture.) The holders of a majority of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the applicable Indenture with respect to debt securities of that series, except a default in the payment of the principal of (or premium, if any) or interest, if any, on any debt security of that series or in respect of any provision which under the applicable Indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected. (Section 513 of the Senior Indenture and Section 504 of the Subordinated Indenture.)

   In addition, under the Subordinated Indenture, no modification or amendment thereof may, without the consent of the holders of each outstanding subordinated debt security affected thereby, modify any of the provisions of such Indenture relating to the subordination of the subordinated debt securities in a manner adverse to the holders thereof without the consent of all the holders thereof and no such modification or amendment may adversely affect the rights of the holders of Senior Indebtedness then outstanding under Article Sixteen of such Indenture (described under the caption "-- Subordinated Indenture Provisions") without the consent of the requisite holders of Senior Indebtedness (as required pursuant to the terms of such Senior Indebtedness). (Section 902 of the Subordinated Indenture.)

   Each Indenture contains provisions for convening meetings of the holders of debt securities of a series issued thereunder if debt securities of that series are issuable in whole or in part as bearer securities. (Section 1401 of each Indenture.) A meeting may be called at any time by the Trustee for such debt securities, or upon the request of the Company or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given in accordance with the applicable Indenture. (Section 1402 of each Indenture.) Except for any consent that must be given by each holder of a debt security affected, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except for any consent that must be given by each holder of a debt security affected, any resolution with respect to any consent which may be given by the holders of not less than 66 2/3% in principal amount of the outstanding debt securities of a series issued under an Indenture may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of the holders of 66 2/3% in principal amount of such outstanding debt securities of that series; and provided, further, that, except for any consent that must be given by each holder of a debt security affected, any resolution with respect to any demand, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series issued under one of the Indentures may be adopted at a meeting or adjourned meeting at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. (Section 1404 of each Indenture.)

   Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable Indenture with respect thereto will be binding on all holders of debt securities of that series and the related coupons issued under that Indenture. The quorum at any meeting of holders of a series of debt securities called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent which may be given by the holders of not less than 66 2/3% in principal amount of the outstanding debt securities of a series, the persons holding or representing 66 2/3% in principal amount of the outstanding debt securities of such series issued under that Indenture will constitute a quorum. (Section 1404 of each Indenture.)

Consolidation, Merger, Conveyance, Transfer or Lease

   The Company, without the consent of any holders of outstanding debt securities, may consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any entity, and any other entity may consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, the Company, provided that, (i) the entity (if other than the Company) formed by such consolidation or into which the Company is merged or which acquires or leases such assets of the Company is organized and existing under the laws of any United States jurisdiction and assumes the Company's obligations on the debt securities and under the applicable Indenture, (ii) after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing (provided that a transaction will only be deemed to be in violation of this condition (ii) as to any series of debt securities as to which such Event of Default or such event has happened and is continuing) and (iii) certain other conditions are met. (Article Eight of each Indenture.)

Form, Denominations, Exchange, Registration and Transfer

   Debt securities may be issued as registered securities or bearer securities, and may be issued in global form. Global securities are described below under "--Global Securities." Unless otherwise provided in the applicable prospectus supplement, registered securities will be issued in denominations of $1,000 and integral multiples thereof and bearer securities will be issued in denominations of $5,000 and integral multiples thereof. Unless otherwise indicated in the applicable prospectus supplement, bearer securities will have interest coupons attached. (Section 201 of each Indenture.)

   Registered securities will be exchangeable for other registered securities of the same series. In addition, if a series of debt securities has been issued as both registered securities and bearer securities, subject to certain conditions, holders may exchange bearer securities for registered securities. Registered securities generally may not be exchanged for bearer securities unless the applicable prospectus supplement provides for such an exchange (Section 305 of each Indenture.)

   We will not mail bearer securities in connection with their original issuance to any location in the United States. In addition, the United States Internal Revenue Code of 1986, as amended (the "Code"), requires us to obtain written certification from the initial purchaser of a bearer security to the effect that: (i) such bearer security is not being acquired by or on behalf of a United States person (as defined under the Code) or (ii) if a beneficial interest in such bearer security is being acquired by or on behalf of a United States person, that such United States person is a foreign branch of a United States financial institution (as defined under the Code) that is purchasing for its own account or for resale or such person is acquiring the bearer security through the foreign branch of a United States financial institution and the financial institution agrees, in either case, to comply with certain requirements of the Code or (iii) such bearer security is being acquired by a United States or foreign financial institution for resale during the restricted period (as defined in the Code) and has not been acquired for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. (Section 303 of each Indenture.)

   You may present registered securities for registration of transfer at the office of the Trustee, or at the office of any transfer agent designated by the Company without service charge and upon payment of any taxes and other governmental charges. (Section 305 of each Indenture.) The Company may change transfer agents or designate additional transfer agents at any time, except that, if the Company has issued a series of debt securities solely as registered securities, it must maintain a transfer agent in each place of payment for such series and, if the Company has issued a series of debt securities as bearer securities, it must maintain a transfer agent in a place of payment for such series located outside the United States. (Section 1002 of each Indenture.)

   If the Company elects or is required to redeem or exchange particular debt securities, it will not be required to (i) issue, register the transfer of or exchange such debt securities for a period of 15 days before the first publication or mailing of the notice of redemption or exchange, (ii) register the transfer of or exchange any registered security selected for redemption or
(iii) exchange any bearer security selected for redemption except that a bearer security selected for redemption may be exchanged for a registered security that will be surrendered for redemption. (Section 305 of each Indenture.)

Global Securities

   The following will apply to debt securities of any series, unless the prospectus supplement relating to that series provides otherwise.

   Upon issuance, the debt securities of each series will be represented by one or more "global securities" which will be deposited with, or on behalf of, the depositary and will be registered in the name of the depositary or a nominee of the depositary. Unless otherwise indicated in the prospectus supplement relating to a series of debt securities, The Depositary Trust Company ("DTC") will act as the depositary and the global securities will be deposited with, or on behalf of, DTC or its nominee, and registered securities will be registered in the name of a nominee of DTC. Except under limited circumstances described below, global securities will not be exchangeable for definitive certificated debt securities.

   Upon the issuance of a global security, DTC will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with DTC ("Participants"). Ownership of beneficial interests in a global security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to interests of Participants) and records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

   So long as the depository is the registered owner of a global security, the depository will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture.

   Payments of principal of and any interest (and premium, if any) on individual debt securities represented by a global security will be made to DTC or its nominee, as the case may be, as the sole registered owner of such global security and the sole holder of the debt securities represented by the global security for all purposes under the applicable Indenture. Neither the Company nor the Trustee, nor any agent of the Company or the Trustee, will have any responsibility or liability for any aspect of DTC's records relating to or payments made on account of beneficial ownership interests in the global securities representing any debt securities or for maintaining, supervising or reviewing any of DTC's records relating to those beneficial ownership interests.

   The Company has been advised by DTC that, upon receipt of any payment in respect of a global security, DTC will immediately credit Participants' accounts for their pro rata share of such payments. The Company also expects that payments by Participants to owners of beneficial interests in global securities held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the sole responsibility of the Participants.

   Global securities may not be transferred except as a whole by DTC to a nominee of DTC. Global securities representing debt securities are exchangeable for certificated debt securities only if:

  . DTC or its nominee notifies the Company that it is unwilling or unable to continue as depositary for these global securities;

  .  DTC ceases to be qualified as required by the applicable Indenture;

  . the Company instructs the Trustee in accordance with the applicable Indenture that those global securities will be so exchangeable; or

  . there shall have occurred and be continuing an Event of Default or an event which after notice or lapse of time would be an Event of Default with respect to the debt securities represented by such global security.

   Any global securities that are exchangeable as described above shall be exchangeable for certificated debt securities issuable in denominations of $1,000 (or $5,000 in the case of bearer debt securities) and integral multiples of $1,000 (or $5,000 in the case of bearer debt securities) in excess thereof and registered in such names as DTC shall direct. Subject to the foregoing, global securities are not exchangeable, except for global securities of like denomination to be registered in the name of DTC or its nominee. If debt securities are subsequently issued in registered form, they would thereafter be transferred or exchanged without any service charge at the corporate trust office of the Trustee or at any other office or agency maintained by the Company for such purpose.

   So long as DTC or its nominee is the registered holder and owner of global securities, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global securities for the purposes of receiving payment on the debt securities, receiving notices and for all other purposes under the applicable Indenture and the debt securities. Except as provided above, owners of beneficial interests in global securities will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders thereof for any purpose under the applicable Indenture. Accordingly, each person owning a beneficial interest in the global securities must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. The Indentures provide that DTC may grant proxies and otherwise authorize Participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable Indenture. The Company understands that under existing industry practices in the event that the Company requests any action of holders or that an owner of a beneficial interest in global securities desires to give or take any action which a holder is entitled to give or take under the applicable Indenture. DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize beneficial owners owning through such Participants to give or take such action or would otherwise act upon the instructions of beneficial owners through them.

   DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its Participants are on file with the SEC.

   DTC has further advised the Company that management of DTC is aware that some computer applications, systems and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter "Year 2000 Problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same related to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades within DTC ("Depositary Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

   However, DTC's ability to perform properly its service is also dependent upon other parties, including but not limited to issuers and their agents, as well as DTC's Direct Participants and indirect Participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility services providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact ) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

   According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Payment and Paying Agents

   Unless the applicable prospectus supplement provides otherwise, the place of payment for all registered securities will be Chicago, Illinois, U.S.A., and the Company will initially designate the corporate trust office of the applicable Trustee for this purpose. At the option of the Company, interest, if any, also may be paid on registered securities (i) by check mailed to the address of the person entitled thereto as such person's address appears in the security register or (ii) by wire transfer to an account located in the United States maintained by the person entitled thereto as specified in the security register. (Sections 307, 1001 and 1002 of each Indenture.) Unless the applicable prospectus supplement provides otherwise, payment of any installment of interest on registered securities will be made to the person in whose name such registered security is registered at the close of business on the record date for such interest. (Section 307 of each Indenture.)

   If the Company issues bearer securities, it must maintain an office or agency outside the United States at which the principal of (and premium, if any) and interest, if any, on the bearer securities will be paid. (Section 1002 of each Indenture.) The initial locations of such offices and agencies will be specified in the applicable prospectus supplement. Unless the applicable prospectus supplement provides otherwise, payments made with respect to bearer securities will be made, at the holder's option, by (i) check in the currency designated in the bearer security presented or mailed to an address outside the United States or (ii) paid by wire transfer to an account in such currency maintained at a bank located outside the United States. Payments will not be made in the United States. (Sections 307 and 1002 of each Indenture.) Nevertheless, payments made with respect to bearer securities payable in U.S. dollars will be made at the office of the Company's paying agent in Chicago,

Illinois if (but only if) payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions and the Trustee has received an opinion of counsel that such payment within the United States is legal. (Sections 307 and 1002 of each Indenture.) Unless the applicable prospectus supplement provides otherwise, payment of installments of interest on any bearer securities on or before maturity will be made only against surrender of coupons for such interest installments as they mature. (Section 1001 of each Indenture.)

   Unless the applicable prospectus supplement provides otherwise, the Company will make all payments of principal of (and premium, if any) and interest, if any, on any debt security that is payable in a currency other than U.S. dollars in U.S. dollars if such currency (i) ceases to be used both by the government of the country that issued the currency and by a central bank or other public institution of or within the international banking community for the settlement of transactions, (ii) is the Euro and ceases to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) is any currency unit (or composite currency) other than the Euro and ceases to be used for the purposes for which it was established. (Section 312 of each Indenture.)

   The Company may designate additional offices or agencies for payment with respect to any debt securities, approve a change in the location of any such office or agency and, except as provided above, rescind the designation of any such office or agency.

   All moneys deposited with a paying agent or held for the payment of principal of (or premium, if any) or interest, if any, on any debt security that remains unclaimed at the end of two years after such payment has become due will, at request of the Company, be repaid to the Company, or discharged from trust, and the holder of such debt security may thereafter look only to the Company for payment thereof. (Section 1003 of each Indenture.)

Subordinated Indenture Provisions

   Subordinated Securities are subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to the prior payment in full of all existing and future Senior Debt of the Company. (Section 1601 of the Subordinated Indenture.)

   Senior Debt is defined in the Subordinated Indenture as the principal of (and premium, if any) and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law) and other amounts due on or in connection with any Debt incurred, assumed or guaranteed by the Company, whether outstanding on the date of the Subordinated Indenture or thereafter incurred, assumed or guaranteed, and all renewals, extensions and refundings of any such Debt. Excluded from the definition of Senior Debt are the following:

  . any debt which expressly provides (i) that such debt is not senior in right of payment to the Subordinated Securities, or (ii) that such debt is subordinated to any other debt of the Company, unless such debt expressly provides that such Debt is senior in right of payment to the Subordinated Securities;

  .  debt of the Company in respect of the Subordinated Securities;

  . debt of the Company in respect of its outstanding Liquid Yield Option(TM) Notes due 2009 (the "2009 LYONs"(TM)) and its outstanding Liquid Yield Option(TM) Notes due 2013 (the "2013 LYONs"(TM)), which 2009 LYONs and 2013 LYONs rank on a parity with the Subordinated Securities;

  . debt of the Company in respect of the extension notes which may be issued in the future, at specified dates, in respect of the 2009 LYONs and in payment of the purchase price thereof (which extension notes would rank on a parity with the Subordinated Securities and any 2009 LYONs and 2013 LYONs remaining outstanding). (Section 101 of the Subordinated Indenture.); and
--------
(TM)Trademark of Merrill Lynch & Co.

  . debt of the Company in respect of the 6.68% Deferrable Interest Junior Subordinated Debentures due March 31, 2039 representing a long-term loan made to the Company by Motorola Capital Trust I, a Delaware statutory business trust and wholly-owned subsidiary of the Company (the "Trust"), and obligations of the Company related to its guarantee of certain obligations of the Trust under its 6.68% Trust Originated Preferred SecuritiesSM.

   There are no restrictions in the Subordinated Indenture on the creation of additional Senior Debt (or any other indebtedness). (Section 101 of the Subordinated Indenture.) The prospectus supplement with respect to any Subordinated Securities will set forth (a) as of the most recent practicable date (i) the aggregate amount of consolidated indebtedness outstanding that would constitute either Senior Debt or indebtedness of subsidiaries of the Company and (ii) the aggregate amount of outstanding indebtedness that would rank on a parity with the Subordinated Securities and (b) any then-existing limitation on the issuance of additional Senior Debt.

   By reason of such subordination, in the event of dissolution, insolvency, bankruptcy or other similar proceedings, upon any distribution of assets, (i) the holders of all Senior Debt will first be entitled to receive payment in full of all amounts due or to become due thereon, or payment of such amounts shall have been provided for, before the holders of Subordinated Securities would be entitled to receive any payment or distribution with respect to such securities, (ii) the holders of Subordinated Securities will be required to pay over their share of such distribution to the holders of Senior Debt until such Senior Debt is paid in full and (iii) creditors of the Company who are not holders of Subordinated Securities or holders of Senior Debt may recover less, ratably, than holders of Senior Debt and may recover more, ratably, than the holders of Subordinated Securities. (Section 16.02 of the Subordinated Indenture.)

   Unless the applicable prospectus supplement provides otherwise, in the event that the Subordinated Securities are declared due and payable prior to their Stated Maturity by reason of the occurrence of an Event of Default, then the Company would be obligated to promptly notify holders of Senior Debt of such acceleration. Unless the applicable prospectus supplement provides otherwise, the Company may not pay the Subordinated Securities until 120 days have passed after such acceleration occurs and may thereafter pay the Subordinated Securities if the terms of the Subordinated Indenture otherwise permit payment at that time. (Section 16.03 of the Subordinated Indenture.)

   Unless the applicable prospectus supplement provides otherwise, no payment of the principal (and premium, if any) or interest, if any, with respect to any of the Subordinated Securities may be made, except the Subordinated Securities may be acquired for Common Stock or other Capital Stock or as otherwise set forth in the Subordinated Indenture, if any default with respect to Senior Debt occurs and is continuing that permits the acceleration of the maturity thereof and such default is either the subject of judicial proceedings or the Company receives notice of the default, unless (a) 120 days pass after notice of the default is given and such default is not then the subject of judicial proceedings or the default with respect to the Senior Debt is cured or waived and (b) the terms of the Subordinated Indenture otherwise permit the payment or acquisition of the Subordinated Securities at that time. (Section 16.04 of the Subordinated Indenture.)

Harris Trust and Savings Bank, as Trustee

   Harris is trustee under (i) an indenture with the Company dated as of March 15, 1985 relating to the Company's 8.40% Debentures due August 15, 2031, (ii) an indenture with the Company dated as of October 1, 1991 relating to the Company's 7.60% Notes due January 1, 2007 and the Company's 6 1/2% Notes due March 1, 2008, (iii) the Senior Indenture relating to the Company's 5.80% Notes due October 15, 2008, the Company's 7 1/2% Debentures due May 15, 2025, the Company's 6 1/2% Debentures due September 1, 2025, the Company's 6 1/2% Debentures due November 15, 2028 and the Company's 5.22% Debentures due October 1, 2097 and (iv) a subordinated indenture, preferred securities guarantee and declaration of trust with the Company and/or the Trust, all of which are dated as of February 3, 1999, relating to the Company's 6.68% Deferrable Interest Junior Subordinated Debentures due March 31, 2039 and the Trust's 6.68% Trust Originated Preferred SecuritiesSM. Harris has also extended credit facilities to the Company and a subsidiary of the Company and conducts business with the Company and certain of its affiliates, including cash management and stock transfer services. Harris also serves as the Rights Agent under the Rights Agreement. See "Description of Capital Stock--Preferred Stock Purchase Rights."
--------
SM"Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

                          DESCRIPTION OF CAPITAL STOCK

   The following description of the Company's capital stock is subject to the detailed provisions of the Company's restated certificate of incorporation, as amended (the "Certificate of Incorporation"), and bylaws, as amended (the "Bylaws"), and to the Rights Agreement (as defined below). This description does not purport to be complete and is qualified in its entirety by reference to the terms of the Certificate of Incorporation, the Bylaws and the Rights Agreement, which are filed as exhibits to the registration statement. See "Where You Can Find More Information."

Common and Preferred Stock

   The authorized capital stock of the Company consists of 1,400,000,000 shares of Common Stock, par value $3 per share, and 500,000 shares of Preferred Stock, par value $100 per share, issuable in series ("Preferred Stock"). There are no shares of Preferred Stock presently outstanding. The Board of Directors of the Company is authorized to create and issue one or more series of Preferred Stock and to determine the rights and preferences of each series, to the extent permitted by the Certificate of Incorporation. The holders of shares of the Company's Common Stock are entitled to one vote for each share held and each share of the Company's Common Stock is entitled to participate equally in dividends out of funds legally available therefor, as and when declared by the Board of Directors, and in the distribution of assets in the event of liquidation. The shares of the Company's Common Stock have no preemptive or conversion rights, redemption provisions or sinking fund provisions. The outstanding shares of the Company's Common Stock are duly and validly issued, fully paid and nonassessable, and any shares of Common Stock issued in an offering pursuant to this prospectus and any shares of Common Stock issuable upon the (i) exercise of Common Stock Warrants or (ii) conversion or exchange of debt securities which are convertible into or exchangeable for Common Stock, will be duly and validly issued, fully paid and nonassessable.

Preferred Stock Purchase Rights

   On November 5, 1998, Motorola authorized a new rights agreement between the Company and Harris, as Rights Agent (the "Rights Agreement") to replace the existing rights agreement dated as of November 9, 1988, as amended, and the associated rights, which expired as of the close of business on November 20, 1998. The following summary of certain provisions of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Rights Agreement, including particular provisions or defined terms of the Rights Agreement. See "Where You Can Find More Information."

   Under the Rights Agreement, each outstanding share of Common Stock of the Company is accompanied by a preferred stock purchase right (a "Right"). Each Right entitles the registered holder to purchase from the Company one ten-thousandth of a share of Junior Participating Preferred Stock, Series B, $100 par value per share, of the Company (the "Preferred Shares") at a price of $200 per one ten-thousandth of a Preferred Share (the "Preferred Share Purchase Price"), subject to adjustment. The Rights attach to shares of Common Stock outstanding as of the close of business on November 20, 1998 and to shares of Common Stock which become outstanding thereafter prior to the earliest of the Distribution Date (as defined below), the redemption of the Rights, the exchange of the Rights and the expiration of the Rights (and, in certain cases, following the Distribution Date).

   The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors because of the ability of the Board of Directors to redeem the Rights.

   Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding shares of Common Stock (a "Triggering Event") and (ii) 10 days following the commencement or announcement of a tender offer or exchange offer for 10% or more of such outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of November 20, 1998, by such Common Stock certificate. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the shares of Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after November 20, 1998, upon the transfer or new issuance of shares of Common Stock (including, unless the applicable prospectus supplement provides otherwise, the shares of Common Stock issued (i) in an offering pursuant to this prospectus, (ii) upon exercise of any Common Stock Warrants or (iii) upon conversion or exchange of debt securities which are convertible into or exchangeable for Common Stock) will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights) the surrender for transfer of any certificate for shares of Common Stock, outstanding as of November 20, 1998, with or without such notation or a copy of a summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

   The Rights are not exercisable until the Distribution Date. The Rights will expire on November 20, 2008, unless earlier redeemed by the Company as described below.

   The Preferred Share Purchase Price payable, and the number of Preferred Shares or other securities, cash or other property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock, (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends) and (iv) in connection with any recapitalization of the Company.

   In the event that a person becomes an Acquiring Person, each Right (other than Rights that are or were beneficially owned by the Acquiring Person and certain related persons and transferees, which will thereafter be void) shall thereafter be exercisable not for Preferred Shares, but for a number of shares of Common Stock (or, in certain cases, fractional Preferred Shares, other Common Stock equivalents or cash) having a market value of two times the exercise price of the Right. In the event that, at the time or after a person becomes an Acquiring Person, the Company is involved in a merger or other business combination in which (i) the Company is not the surviving corporation,
(ii) Common Stock is changed or exchanged or (iii) 50% or more of the Company's consolidated assets or earning power are sold, then each Right (other than Rights that are or were owned by the Acquiring Person and certain related persons and transferees, which will thereafter be void) shall thereafter be exercisable for a number of shares of common stock of the acquiring company having a market value of two times the exercise price of the Right.

   In addition, at any time after a Triggering Event and before a person has acquired beneficial ownership of 50% or more of the outstanding Common Stock, the Company may elect to exchange all or part of the Rights (excluding void Rights held by an Acquiring Person and certain related persons and transferees) at an exchange ratio of one share of Common Stock, or one ten-thousandth of a Preferred Share (or other Common Stock equivalent), per Right (subject to adjustment).

   At any time prior to a Triggering Event, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Rights Redemption Price"). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Rights Redemption Price.

   Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

   At any time prior to a Triggering Event, the Company may amend or supplement the Rights Agreement without the approval of the Rights Agent or any holder of the Rights. Thereafter, no amendment may adversely affect the interests of the Rights holders (other than an Acquiring Person).

   The Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment equal to the greater of $250 per share and 10,000 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment equal to the greater of $1,000 per share and 10,000 times the payment made per share of Common Stock. Each Preferred Share will have 10,000 votes per share, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each Preferred Share will be entitled to receive 10,000 times the amount received per share of Common Stock.

   Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one ten-thousandth interest in a Preferred Share that may be purchased upon exercise of each Right should approximate the value of one share of Common Stock.

   No fractional shares of Common Stock or Preferred Shares will be required to be issued upon the exercise of a Right (other than fractions of Preferred Shares that are integral multiples of one ten-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock or Preferred Shares on the last trading day prior to the date of exercise.

                       DESCRIPTION OF SECURITIES WARRANTS

   We may issue warrants for the purchase of debt securities or common stock, either independently or together with debt securities. Each series of warrants will be issued under a separate warrant agreement between the Company and a bank or trust company, as agent. The warrant agent will act solely as an agent of the Company and will not assume any obligation for any warrant holders. Copies of the forms of warrant agreements and the forms of warrant certificates are filed as exhibits to the registration statement. The following description of certain provisions of the forms of warrant agreements and warrant certificates does not purport to be complete and is qualified in its entirety by reference to all the provisions of the warrant agreements and the warrant certificates.

General

   If we offer warrants for the purchase of debt securities, the applicable prospectus supplement will describe their terms, which may include the following:

  .  the title and aggregate number of such warrants;

  . the title, rank, aggregate principal amount, denomination, and terms of the underlying debt securities;

  . the currency of the underlying debt securities or of payment of the exercise price;

  . whether the warrants are issued as a unit with a debt security, and if so, the number of warrants attached to each such debt security;

  . the date, if any, on and after which such warrants and any related securities will be transferable separately;

  . the principal amount of the debt securities purchasable upon exercise of each warrant and the price, or the manner of determining the price, at which such debt securities may be purchased upon exercise;

  .  when such warrants may be exercised and the expiration date;

  . whether the warrant certificates will be issued in registered or bearer form;

  .  United States federal income tax consequences;

  . the terms of any right of the Company to redeem or accelerate the exercisability of such warrants;

  .  whether such warrants are to be issued with any other securities;

  .  the offering price; and

  .  any other terms of such warrants.

   If we offer warrants for the purchase of Common Stock, the applicable prospectus supplement will describe their terms, which may include the following:

  . the title and aggregate number of such warrants and whether such warrants will be sold with other securities;

  . the number of shares of Common Stock that may be purchased on exercise of each warrant;

  . the price or manner of determining the price, the manner in which the exercise price may be paid and any minimum number of warrants exercisable at one time;

  .  the terms of any right of the Company to redeem such warrants;

  . the date, if any, on and after which such warrants and any related series of debt securities will be transferable separately;

  .  when such warrants may be exercisable and the expiration date;

  . the terms of any right of the Company to accelerate the exercisability of the warrants;

  .  United States federal income tax consequences; and

  .  any other terms of such warrants.

   Warrants for the purchase of Common Stock will be offered and exercisable for U.S. dollars only.

   Warrants may be exchanged for new warrants of different denominations, may (if in registered form) be presented for registration of transfer and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. No service charge will be made for any permitted transfer or exchange of warrant certificates, but holders must pay any tax or other applicable governmental charge. Prior to the exercise of any warrant to purchase underlying debt securities, holders of such warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal of (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture. Prior to the exercise of any warrants to purchase Common Stock, holders of such warrants will not have any rights of holders of the Common Stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants

   Each warrant will entitle the holder to purchase underlying debt securities or Common Stock, as the case may be, at the exercise price described in, or calculable from, the applicable prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date.

   Holders can exercise warrants by delivering the exercise price and certain required information to the warrant agent. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the warrant certificate. Upon receipt of such payment and such warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, the Company will, as soon as practicable, issue and deliver the underlying debt securities or Common Stock, as the case may be, purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, the Company will issue a new warrant certificate for the remaining warrants. The holder of a warrant must pay any tax or other governmental charge imposed in connection with the issuance of underlying debt securities or Common Stock purchased upon exercise of a warrant.

Modifications

   The warrant agreements and the terms of the warrants may be modified or amended by the Company and the warrant agent, without the consent of any holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that the Company deems necessary or desirable and that will not materially adversely affect the interests of the holders of the warrants.

   The Company and the warrant agent may also modify or amend the warrant agreement and the terms of the warrants with the consent of a majority of the holders of the then outstanding unexercised warrants affected thereby; provided that no such modification or amendment that accelerates the expiration date, increases the exercise price, reduces the number of outstanding warrants required for consent of any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants, may be made without the consent of each holder affected thereby.

Common Stock Warrant Adjustments

   The terms and conditions on which the exercise price of and/or the number of shares of Common Stock covered by a warrant are subject to adjustment will be set forth in the warrant certificate and the applicable prospectus supplement. Such terms will include provisions for adjusting the exercise price and/or the number of shares of Common Stock covered by such warrant; the events requiring such adjustment; the events upon which the Company may, in lieu of making such adjustment, make proper provisions so that the holder of such warrant, upon exercise thereof, would be treated as if such holder had exercised such warrant prior to the occurrence of such events; and provisions affecting exercise in the event of certain events affecting the Common Stock.

                              PLAN OF DISTRIBUTION

   We may sell the securities offered pursuant to this prospectus through agents, through underwriters or dealers or directly to one or more purchasers.

   Underwriters, dealers and agents that participate in the distribution of the securities offered pursuant to this prospectus may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

   The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

  .  commercial and savings banks;

  .  insurance companies;

  .  pension funds;

  .  investment companies; and

  .  educational and charitable institutions.

   The institutional purchaser's obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

   We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

   When we issue the securities offered by this prospectus (except for shares of Common Stock), they may be new securities without an established trading market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

   Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their and/or our businesses.

                                 LEGAL MATTERS

   Certain legal matters will be passed upon for the Company by Carol H. Forsyte of the Company's Law Department and Kirkland & Ellis (a partnership including professional corporations), Chicago, Illinois. As of April 1, 1999, Ms. Forsyte owned approximately 185 shares of Common Stock and held options to purchase 10,600 shares of Common Stock, of which options to purchase 3,000 shares were currently exercisable.

                                    EXPERTS

   The consolidated financial statements and schedules of the Company and its consolidated subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 have been incorporated by reference in this prospectus and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

   The following is an estimate pursuant to instruction to Item 511 of Regulation S-K, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

      Registration Fee................................................ $278,000
      Legal Fees and Expenses.........................................  120,000
      Trustee Fees and Expenses.......................................   60,000
      Accounting Fees and Expenses....................................   30,000
      Blue Sky and Legal Investment Fees and Expenses.................   60,000
      Printing and Engraving Fees.....................................  100,000
      Rating Agency Fees..............................................  100,000
      Listing Fees....................................................   60,000
      Miscellaneous...................................................   30,000
                                                                       --------
          Total....................................................... $838,000
                                                                       ========

Item 15. Indemnification of Directors and Officers

   Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

   The Registrant's Restated Certificate of Incorporation and its directors' and officers' liability insurance policy provide for indemnification of its directors and officers against certain liabilities.

   Reference is made to Section 6 of the Form of Underwriting Agreements filed as Exhibit 1(a) and to Section 8 of the Form of Distribution Agreement filed as
Exhibit 1(b) for a description of the contemplated indemnification arrangements.

Item 16. Exhibits

   The following Exhibits are filed as part of this Registration Statement:

         1.1 Form of Underwriting Agreement.

         1.2 Form of Distribution Agreement (incorporated by reference to
             Exhibit 1(b) of the Registrant's Registration Statement on Form S-
             3 dated October 17, 1994 (File No.
             33-56055)).

         4.1 Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(i)(b) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 2, 1994 (File No. 1-
             7221)).

         4.2 Certificate of Designations, Preferences and Rights of Junior
             Participating Preferred Stock, Series B (incorporated by reference to Exhibit 3.3 to Motorola's Registration Statement on Form S-3 dated January 20, 1999 (Registration No. 333-70827)).

         4.3 By-Laws, as amended through February 17, 1999 (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form
             10-K for the fiscal year ended December 31, 1998 (File No. 1-
             7221)).

         4.4  Rights Agreement, dated as of November 5, 1998 between Motorola,
              Inc. and Harris Trust and Savings Bank, as Rights Agent
              (incorporated by reference to Exhibit 1.1 to Registrant's
              Registration Statement on Form 8-A/A dated March 16, 1999 (File
              No.
              1-7221)).

         4.5 Senior Indenture, dated as of May 1, 1995, between Harris Trust and Savings Bank and Motorola, Inc. (incorporated by reference to Exhibit 4(d) of the Registrant's Registration Statement on Form
              S-3 dated September 25, 1995 (File No. 33-62911)).

         4.6  Form of Subordinated Indenture (incorporated by reference to
              Exhibit 4(e) of the Registrant's Registration Statement on Form
              S-3 dated October 17, 1994 (File No.
              33-56055)).

         4.7  Form of Senior Security (incorporated by reference to Exhibit
              4(g) of the Registrant's Registration Statement on Form S-3 dated
              October 17, 1994 (File No. 33-56055)).

         4.8  Form of Subordinated Security (incorporated by reference to
              Exhibit 4(h) of the Registrant's Registration Statement on Form
              S-3 dated October 17, 1994 (File No.
              33-56055)).

         4.9  Form of Debt Warrant Agreement (incorporated by reference to
              Exhibit 4(i) of the Registrant's Registration Statement on Form
              S-3 dated October 17, 1994 (File No.
              33-56055)).

         4.10 Form of Common Stock Warrant Agreement (incorporated by reference to Exhibit 4(j) of the Registrant's Registration Statement on
              Form S-3 dated October 17, 1994 (File No.
              33-56055)).

         4.11 Form of Common Stock Certificate (incorporated by reference to
              Exhibit 4(k) of the Registrant's Registration Statement on Form
              S-3 dated October 17, 1994 (File No.
              33-56055)).

         4.12 Form of Warrant Certificate for Common Stock (incorporated by reference to Exhibit 4(l) of the Registrant's Registration
              Statement on Form S-3 dated October 17, 1994 (File No. 33-
              56055)).

         4.13 Form of Warrant Certificate for debt securities (incorporated by reference to Exhibit 4(m) of the Registrant's Registration
              Statement on Form S-3 dated October 17, 1994 (File No. 33-
              56055)).

         5    Opinion and Consent of Carol H. Forsyte, Esq.

         8 Form of Opinion re Certain Tax Matters (incorporated by reference to Exhibit 8 of the Registrant's Registration Statement on Form
              S-3 dated October 17, 1994 (File No.
              33-56055)).

        12    Statement re: computation of ratio of earnings to fixed charges
              (incorporated by reference to Exhibit 12 of the Registrant's
              Registration Statement on Form S-3 dated January 20, 1999 (File
              No. 333-70827)).

        23.1  Consent of Carol H. Forsyte (included as part of Exhibit 5).

        23.2  Consent of KPMG LLP.

        24    Powers of Attorney (included on signature page).

        25.1  Statement of Eligibility of Harris Trust and Savings Bank, as
              Trustee, on Form T-1 (incorporated by reference to Exhibit 25(a) of the Registrant's Registration Statement on Form S-3 dated
              October 17, 1994 (File No. 33-56055)).

Item 17. Undertakings

   (a) The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,
  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

   (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Schaumburg and the State of Illinois, on the 9th day of March, 1999.

                                          MOTOROLA, INC.

                                               /s/ Christopher B. Galvin
                                          By: _________________________________
                                                   Christopher B. Galvin
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl F. Koenemann and Anthony Knapp and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any related Registration Statement filed pursuant to Rule 462(b) or any successor regulation, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                                   *  *  *  *

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
   /s/ Christopher B. Galvin         Chief Executive Officer and     March 4, 1999
____________________________________ Director
       Christopher B. Galvin         (Principal Executive
                                     Officer)

     /s/ Carl F. Koenemann           Executive Vice President and    March 4, 1999
____________________________________ Chief Financial Officer
         Carl F. Koenemann           (Principal Financial
                                     Officer)

       /s/ Anthony Knapp             Corporate Vice President and    March 9, 1999
____________________________________ Controller
           Anthony Knapp             (Principal Accounting
                                     Officer)

       /s/ Ronnie C. Chan            Director                        March 9, 1999
____________________________________
           Ronnie C. Chan

     /s/ H. Laurance Fuller          Director                        March 4, 1999
____________________________________
         H. Laurance Fuller

             Signature                           Title                    Date
             ---------                           -----                    ----
      /s/ Robert W. Galvin           Director                        March 3, 1999
____________________________________
          Robert W. Galvin

     /s/ Robert L. Growney           Director                        March 4, 1999
____________________________________
         Robert L. Growney

       /s/ Anne P. Jones             Director                        March 9, 1999
____________________________________
           Anne P. Jones

      /s/ Donald R. Jones            Director                        March 4, 1999
____________________________________
          Donald R. Jones

       /s/ Judy C. Lewent            Director                        March 3, 1999
____________________________________
           Judy C. Lewent

      /s/ Walter E. Massey           Director                        March 3, 1999
____________________________________
        Dr. Walter E. Massey

      /s/ Thomas J. Murrin           Director                        March 6, 1999
____________________________________
          Thomas J. Murrin

    /s/ Nicholas Negroponte          Director                        March 4, 1999
____________________________________
        Nicholas Negroponte

    /s/ John E. Pepper, Jr.          Director                        March 3, 1999
____________________________________
        John E. Pepper, Jr.

    /s/ Samuel C. Scott III          Director                        March 3, 1999
____________________________________
        Samuel C. Scott III

       /s/ Gary L. Tooker            Director                        March 2, 1999
____________________________________
           Gary L. Tooker

      /s/ B. Kenneth West            Director                        March 3, 1999
____________________________________
          B. Kenneth West

       /s/ John A. White             Director                        March 2, 1999
____________________________________
         Dr. John A. White

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